Exhibit 4.3

EXECUTION COPY

GUARANTEE AND COLLATERAL AGREEMENT

dated as of

June 23, 2006

among

INTERLINE BRANDS, INC.,
a Delaware corporation,
as Holdings,

INTERLINE BRANDS, INC.,
a New Jersey corporation
as Borrower,

THE SUBSIDIARIES OF INTERLINE BRANDS, INC.

IDENTIFIED HEREIN

and

JPMORGAN CHASE BANK, N.A.,

as Collateral Agent

Schedules

Schedule I	Subsidiary Parties
Schedule II	Capital Stock; Debt Securities
Schedule III	Intellectual Property
Schedule IV	Insurance Requirements
Schedule V	Commercial Tort Claims

Exhibits

Exhibit I	Form of Supplement
Exhibit II	Form of Perfection Certificate

GUARANTEE AND COLLATERAL AGREEMENT (this “Agreement”) dated as of June 23, 2006, among INTERLINE BRANDS, INC., a Delaware corporation (“Holdings”),  INTERLINE BRANDS, INC., a New Jersey corporation (the “Borrower”), the Subsidiaries of the Borrower identified herein (the “Subsidiary Parties”) and JPMORGAN CHASE BANK, N.A., a New York banking corporation (“JPMCB”), as Collateral Agent.

Reference is made to the Credit Agreement dated as of June 23, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the Borrower, the Lenders party thereto, JPMCB, as Administrative Agent, Lehman Commercial Paper Inc., as Syndication Agent, and Credit Suisse, Bank of America, N.A., SunTrust Bank and Wachovia Bank, National Association, as Co-Documentation Agents.  The Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement.  The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement.  Holdings and the Subsidiary Parties are affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit.  Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.  Credit Agreement.  (a)  Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement.  All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b)  The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement.

SECTION 1.02.  Other Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Article 9 Collateral” has the meaning assigned to such term in Section 4.01.

“Collateral” means Article 9 Collateral and Pledged Collateral.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

“Copyrights” means all of the following now owned or hereafter acquired by any Grantor:  (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule III.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Federal Securities Laws” has the meaning assigned to such term in Section 5.05.

“General Intangibles” means all choses in action and causes of action and all other intangible personal property of every kind and nature (other than Accounts) now owned or hereafter acquired by any Grantor, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Agreements and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor to secure or support payment by an Account Debtor of any of the Accounts.

“Grantors” means Holdings, the Borrower and the Subsidiary Parties.

“Guarantors” means Holdings and the Subsidiary Parties.

“Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to any of the foregoing.

“License” means any Patent License, Trademark License, Copyright License or other license or sublicense agreement to which any Grantor is a party, including those listed on Schedule III.

“Loan Document Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and obligations to provide cash collateral, and (iii) all other monetary obligations of the Borrower to any of the Secured Parties under the Credit Agreement and each of the other Loan Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower under or pursuant to the Credit Agreement and each of the other Loan Documents, and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” means (a) Loan Document Obligations  and (b) the due and punctual payment and performance of all obligations of each Loan Party under each Swap Agreement that (i) is in effect on the Effective Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Effective Date or (ii) is entered into after the Effective Date with any counterparty that is a Lender or an Affiliate of a Lender at the time such Swap Agreement is entered into.

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

“Patents” means all of the following now owned or hereafter acquired by any Grantor:  (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule III, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Perfection Certificate” means a certificate substantially in the form of Exhibit II, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Financial Officer and the chief legal officer of the Borrower.

“Pledged Collateral” has the meaning assigned to such term in Section 3.01.

“Pledged Debt Securities” has the meaning assigned to such term in Section 3.01.

“Pledged Securities” means any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Stock” has the meaning assigned to such term in Section 3.01.

“Proceeds” has the meaning specified in Section 9-102 of the New York UCC.

“Secured Parties” means (a) the Lenders, (b) the Collateral Agent, (c) each Issuing Bank, (d) each counterparty to any Swap Agreement with a Loan Party the obligations under which constitute Obligations, (e) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (f) the successors and assigns of each of the foregoing.

“Security Interest” has the meaning assigned to such term in Section 4.01.

“Subsidiary Parties” means (a) the Subsidiaries identified on Schedule I and (b) each other Subsidiary that becomes a party to this Agreement as a Subsidiary Party after the Effective Date.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark or service mark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Trademarks” means all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule III, (b) all goodwill associated therewith or symbolized thereby and (c) all other trademark and service mark rights and interests that uniquely reflect or embody such goodwill.

ARTICLE II

Guarantee

SECTION 2.01.  Guarantee.  Each Guarantor absolutely, irrevocably and unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations.  Each of the Guarantors further agrees that the Obligations may be extended or renewed, in whole or in part, or amended or modified, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal, or amendment or modification, of any Obligation.  Each of the Guarantors waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

SECTION 2.02.  Guarantee of Payment.  Each of the Guarantors further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any security held for the payment of the Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of the Borrower or any other Person.

SECTION 2.03.  No Limitations.  (a)  Except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 7.13, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement; (iii) the release of, or any impairment of or failure to perfect any Lien on or security interest in, any security held by the Collateral Agent or any other Secured Party for the Obligations or any of them; (iv) any default, failure or delay, wilful or otherwise, in the performance of the Obligations; or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).  Each Guarantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.

(b)  To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations.  The Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully and indefeasibly paid in full in cash.  To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Loan Party, as the case may be, or any security.

SECTION 2.04.  Reinstatement.  Each of the Guarantors agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Collateral Agent or any other Secured Party upon the bankruptcy or reorganization of the Borrower, any other Loan Party or otherwise.

SECTION 2.05.  Agreement To Pay; Subrogation.  In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Obligation.  Upon payment by any Guarantor of any sums to the Collateral Agent as provided above, all rights of such Guarantor against the Borrower or any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.

SECTION 2.06.  Information.  Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such

Guarantor assumes and incurs hereunder, and agrees that none of the Collateral Agent or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

ARTICLE III

Pledge of Securities

SECTION 3.01.  Pledge.  As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under (a) the shares of capital stock and other Equity Interests owned by it and listed on Schedule II and any other Equity Interests obtained in the future by such Grantor and the certificates representing all such Equity Interests (the “Pledged Stock”); provided that the Pledged Stock shall not include (i) more than 65% of the issued and outstanding voting Equity Interests of any Foreign Subsidiary that is not a Loan Party but is owned directly by a Loan Party, (ii) any Equity Interests of a Foreign Subsidiary that is not owned directly by a Loan Party and (iii) any Equity Interests in a Joint Venture or Glenwood Acquisition LLC; (b)(i) the debt securities listed opposite the name of such Grantor on Schedule II, (ii) any debt securities in the future issued to such Grantor and (iii) the promissory notes and any other instruments evidencing such debt securities (the debt securities referred to in clauses (i), (ii) and (iii) of clause (b) being collectively referred to as the “Pledged Debt Securities”); (c) all other property that may be delivered to and held by the Collateral Agent pursuant to the terms of this Section 3.01; (d) subject to Section 3.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above; (e) subject to Section 3.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a), (b), (c) and (d) above; and (f) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (f) above being collectively referred to as the “Pledged Collateral”).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

SECTION 3.02.  Delivery of the Pledged Collateral.  (a)  Each Grantor agrees promptly to deliver or cause to be delivered to the Collateral Agent any and all certificates or other instruments evidencing any Pledged Securities.

(b)  In the event any Indebtedness for borrowed money owed to any Grantor by any Person is in excess of $250,000, or if in the aggregate all such Indebtedness owed to any Grantor shall exceed $500,000, such Grantor shall cause any such Indebtedness to be evidenced by a duly executed promissory note that is pledged and delivered to the Collateral Agent pursuant to the terms hereof.

(c)  Upon delivery to the Collateral Agent, (i) any Pledged Securities shall be accompanied by undated stock powers duly executed in blank or other undated instruments of transfer reasonably satisfactory to the Collateral Agent and duly executed in blank and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Grantor and such other instruments or documents as the Collateral Agent may reasonably request.  Each delivery of Pledged Securities shall be accompanied by a schedule describing such Pledged Securities, which schedule shall be attached hereto as an amended and restated Schedule II and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities.  Each schedule so delivered shall supplement any prior schedules so delivered.

SECTION 3.03.  Representations, Warranties and Covenants.  The Grantors jointly and severally represent, warrant and covenant to and with the Collateral Agent, for the benefit of the Secured Parties, that:

(a) Schedule II correctly sets forth the percentage of the issued and outstanding shares of each class of the Equity Interests of the issuer thereof represented by Pledged Stock and includes all Equity Interests, debt securities and promissory notes required to be pledged hereunder in order to satisfy the Collateral and Guarantee Requirement;

(b) the Pledged Stock and, to the best of each Grantor’s knowledge, the  Pledged Debt Securities have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Stock, are fully paid and nonassessable and (ii) in the case of Pledged Debt Securities, to the best of each Grantor’s knowledge, are legal, valid and binding obligations of the issuers thereof, and there exists no defense, offset or counterclaim to any obligation of the maker or issuer of any Pledged Debt Securities;

(c) except for the security interests granted hereunder, each of the Grantors (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Grantor, (ii) holds the same free and clear of all Liens, other than Liens created by this Agreement, Permitted Encumbrances and transfers made in compliance with the Credit Agreement, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than Liens created by this Agreement, Permitted Encumbrances and transfers made in compliance with the Credit Agreement, and (iv) will defend its title or interest thereto or therein against any and all Liens (other than the Lien created by this Agreement and Permitted Encumbrances), however arising, of all Persons whomsoever;

(d) except for restrictions and limitations imposed by the Loan Documents or securities laws generally, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(e) each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f) no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(g) by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will obtain, for the benefit of the Secured Parties, a legal, valid and perfected first priority lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations; and

(h) the pledge effected hereby is effective to vest in the Collateral Agent, for the benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral as set forth herein.

SECTION 3.04.  Certification of Limited Liability Company and Limited Partnership Interests.  Each Grantor shall cause each interest in any limited liability company or limited partnership controlled by such Grantor and pledged hereunder to be represented by a certificate and to be a “security” within the meaning of Article 8 of the New York UCC and governed by Article 8 of the New York UCC.

SECTION 3.05.  Registration in Nominee Name; Denominations.  The Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent.  Each Grantor will promptly give to the Collateral Agent copies of any material notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor.  The Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

SECTION 3.06.  Voting Rights; Dividends and Interest.  (a)  Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified the Grantors that their rights under this Section 3.06 are being suspended:

(i) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement or the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

(ii) The Collateral Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Stock or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and the other Secured Parties and shall be forthwith delivered to the Collateral Agent in the same form as so received (endorsed in a manner reasonably satisfactory to the Collateral Agent).

(b)  Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(iii) of this Section 3.06, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 3.06 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions.  All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 3.06 shall be held in trust for the benefit of the Collateral Agent and the other Secured Parties, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (endorsed in a manner reasonably satisfactory to the Collateral Agent).  Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.03.  After all Events of Default have been cured or waived and the Borrower has delivered to the Collateral Agent a certificate to that effect, the Collateral Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 3.06 and that remain in such account.

(c)  Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(i) of this Section 3.06, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.06, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 3.06, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights.

(d)  Any notice given by the Collateral Agent to the Grantors suspending their rights under paragraph (a) of this Section 3.06 (i) may be given by telephone if promptly confirmed in writing, (ii) may be given to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE IV

Security Interests in Personal Property

SECTION 4.01.  Security Interest.  (a)  As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in, all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i)	all Accounts;

(ii)	all Chattel Paper;

(iii)	all cash and Deposit Accounts;

(iv)	all Documents;

(v)	all Equipment;

(vi)	all General Intangibles;

(vii)	all Instruments;

(viii)	all Inventory;

(ix)	all Investment Property;

(x)	all letter-of-credit rights;

(xi)	all commercial tort claims specified on Schedule V;

(xii)	all books and records pertaining to the Article 9 Collateral; and

(xiii)	to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that, for the avoidance of doubt, the foregoing shall not include (A) any asset in which a Grantor has a leasehold interest pursuant to a capital lease (as determined in accordance with GAAP), (B) any asset of any Subsidiary acquired by any Grantor after the date hereof which is not permitted to be pledged hereunder pursuant to any Indebtedness of such Subsidiary existing prior to such acquisition and permitted by the Credit Agreement or (C) any Collateral not permitted to be pledged by any Grantor pursuant to a non-assignment provision that is not rendered ineffective by the New York UCC; provided further that in the case of this clause (C), (1) the Grantor shall have used its commercially reasonable efforts to permit the pledge of any such Collateral pursuant to this Agreement and (2) the fair market value of any such Collateral excluded from the Article 9 Collateral pursuant to this clause (C) shall not exceed $250,000 in any fiscal year of such Grantor.

(b)  Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as all assets of such Grantor or words of similar effect as being of an equal or lesser scope or with greater detail, and (ii) contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (a) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (b) in the case of a financing statement filed as a fixture filing or covering Article 9 Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Article 9 Collateral relates.  Each Grantor agrees to provide such information to the Collateral Agent promptly upon request.

Each Grantor also ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

(c)  The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

SECTION 4.02.  Representations and Warranties.  The Grantors jointly and severally represent and warrant to the Collateral Agent and the other Secured Parties that:

(a)  Each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent, for the benefit of the Secured Parties, the Security Interest in Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.

(b)  The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Grantor, is correct and complete as of the Effective Date.  The Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations prepared by the Collateral Agent based upon the information provided to the Collateral Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 6 to the Perfection

Certificate (or specified by notice from the Borrower to the Collateral Agent after the Effective Date in the case of filings, recordings or registrations required by Section 5.03(a) or 5.12 of the Credit Agreement), are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.  Each Grantor shall ensure that a fully executed agreement and containing a description of all Article 9 Collateral consisting of applicable Intellectual Property shall have been received and recorded within three months after the execution of this Agreement with respect to United States Patents and United States registered Trademarks (and Trademarks for which United States registration applications are pending) and within one month after the execution of this Agreement with respect to United States registered Copyrights by the United States Patent and Trademark Office and the United States Copyright Office, respectively, pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral consisting of Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).

(c)  The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Obligations, (ii) subject to the filings described in Section 4.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three-month period (commencing as of the date hereof) pursuant to 35 U.S.C. § 261 or 15 U.S.C. § 1060 or the one-month period (commencing as of the date hereof) pursuant to 17 U.S.C. § 205.  The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Permitted Encumbrances that have priority as a matter of law and Liens expressly permitted to be prior to the Security Interest pursuant to  Section 6.02 of the Credit Agreement.

(d)  The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement.  None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement.

SECTION 4.03.  Covenants.  (a)   Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Article 9 Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Article 9 Collateral, and, at such time or times as the Collateral Agent may reasonably request, promptly to prepare and deliver to the Collateral Agent a duly certified schedule or schedules in form and detail satisfactory to the Collateral Agent showing the identity, amount and location of any and all Article 9 Collateral.

(b)  Each Grantor shall, at its own expense, take any and all actions necessary to defend title to the Article 9 Collateral against all Persons and to defend the Security Interest of the Collateral Agent hereunder in the Article 9 Collateral and the priority thereof against any Lien not expressly permitted to be prior to the Security Interest pursuant to Section 6.02 of the Credit Agreement.

(c)  Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith.  If any amount payable under or in connection with any of the Article 9 Collateral shall be or become evidenced by any promissory note or other instrument in excess of $250,000, such note or instrument shall be immediately pledged and delivered to the Collateral Agent (for the benefit of the Secured Parties), duly endorsed in a manner satisfactory to the Collateral Agent.

Without limiting the generality of the foregoing, each Grantor hereby authorizes the Collateral Agent, with prompt notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule III or adding additional schedules hereto to specifically identify any asset or item that may constitute Copyrights, Licenses, Patents or Trademarks; provided that any Grantor shall have the right, exercisable within 10 Business Days after it has been notified by the Collateral Agent of the specific identification of such Collateral, to advise the Collateral Agent in writing of any inaccuracy of the representations and warranties made by such Grantor hereunder with respect to such Collateral.  Each Grantor agrees that it will use its commercially reasonable efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within 30 days after the date it has been notified by the Collateral Agent of the specific identification of such Collateral.

(d)  The Collateral Agent and such Persons as the Collateral Agent may reasonably designate shall have the right, at the Grantors’ own cost and expense, to inspect the Article 9 Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Article 9 Collateral is located, to discuss the Grantors’ affairs with the officers of the Grantors and their independent accountants and to verify under reasonable procedures, in accordance with Section 5.03 of the Credit Agreement, the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or other Article 9 Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification.  The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.

(e)  At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 6.02 of the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(f)  If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Collateral Agent for the benefit of the Secured Parties.  Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

(g)  Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the other Secured Parties from and against any and all liability for such performance.

(h)  None of the Grantors shall make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral or shall grant any other Lien in respect of the Article 9 Collateral, except as permitted by the Credit Agreement.  None of the Grantors shall make or permit to be made any transfer of the Article 9 Collateral, and each Grantor shall remain at all times in possession of the Article 9 Collateral owned by it, except that unless and until the Collateral Agent shall notify the Grantors (which notice may be given by telephone if promptly confirmed in writing) that an Event of Default shall have occurred and be continuing and that during the continuance thereof the Grantors shall not sell, convey, lease, assign, transfer or otherwise dispose of any Article 9 Collateral (other than (i) Inventory in the ordinary course of business consistent with its past practice and (ii) other Collateral which, prior to the receipt of such notice, the Grantor is obligated to sell), the Grantors may use and dispose of the Article 9 Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Credit Agreement or any other Loan Document.  Notwithstanding the foregoing, in the event any Grantor, in the exercise of its reasonable business judgment, decides to abandon or let lapse any Article 9 Collateral consisting of Intellectual Property with a value not in excess of $250,000, such Grantor may do so, provided it shall promptly give written notice to the Collateral Agent identifying such collateral and indicating its fair market value.  Without limiting the generality of the foregoing, each Grantor agrees that it shall not permit any Inventory with a value in excess of $250,000 to be in the possession or control of any warehouseman, agent, bailee, or processor at any time unless such warehouseman, bailee, agent or processor shall have been notified of the Security Interest and shall have acknowledged in writing, in form and substance reasonably satisfactory to the Collateral Agent, that such warehouseman, agent, bailee or processor holds the Inventory for the benefit of the Collateral Agent and the other Secured Parties subject to the Security Interest and shall act upon the instructions of the Collateral Agent without further consent from the Grantor, and that such warehouseman, agent, bailee or processor further agrees to waive and release any Lien held by it with respect to such Inventory, whether arising by operation of law or otherwise.

(i)  None of the Grantors will, without the Collateral Agent’s prior written consent, grant any extension of the time of payment of any Accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, compromises, settlements, releases, credits or discounts granted or made in the ordinary course of business and consistent with its current practices.

(j)  The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment in accordance with the requirements set forth in Schedule IV hereto and Section 5.07 of the Credit Agreement.  Each Grantor shall notify the Collateral Agent immediately of any notice specified in paragraph (b) of Schedule IV provided by any insurer to the Borrower.  Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto.  In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable.  All sums disbursed by the Collateral Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Obligations secured hereby.

(k)  Each Grantor shall maintain, in form and manner reasonably satisfactory to the Collateral Agent, records of its Chattel Paper and its books, records and documents evidencing or pertaining thereto.

SECTION 4.04.  Other Actions.  In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a) Instruments.  If any Grantor shall at any time hold or acquire any Instruments with a value in excess of $250,000, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.

(b) Investment Property.  Except to the extent otherwise provided in Article III, if any Grantor shall at any time hold or acquire any certificated securities, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify.  If any securities now or hereafter acquired by any Grantor are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall immediately notify the Collateral Agent thereof and, at the Collateral Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of any Grantor or such nominee, or (ii) arrange for the Collateral Agent to become the registered owner of the such securities.  If any securities, whether certificated or uncertificated, or other Investment Property now or hereafter acquired by any Grantor are held by such Grantor or its nominee through a securities intermediary or commodity intermediary, such Grantor shall immediately notify the Collateral Agent thereof and, at the Collateral Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply with entitlement orders or other instructions from the Collateral Agent to such securities intermediary as to such security entitlements, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Collateral Agent to such commodity intermediary, in each case without further consent of any Grantor or such nominee, or (ii) in the case of Financial Assets or other Investment Property held through a securities intermediary, arrange for the Collateral Agent to become the entitlement holder with respect to such Investment Property, with the Grantor being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw or otherwise deal with such Investment Property.  The Collateral Agent agrees with each of the Grantors that the Collateral Agent shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights would occur.  The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Collateral Agent is the securities intermediary.

(c) Electronic Chattel Paper and Transferable Records.  If any Grantor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control under New York UCC Section 9-105 of such electronic chattel paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.  The Collateral Agent agrees with such Grantor that the Collateral Agent will arrange, pursuant to procedures reasonably satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control, for the Grantor to make alterations to the electronic chattel paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such electronic chattel paper or transferable record.

(d) Letter-of-Credit Rights.  If any Grantor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of such Grantor, such Grantor shall promptly notify the Collateral Agent thereof and, at the request and option of the Collateral Agent, such Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under such letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under such letter of credit are to be paid to the applicable Grantor unless an Event of Default has occurred or is continuing.

(e) Commercial Tort Claims.  If any Grantor shall at any time hold or acquire a commercial tort claim in an amount reasonably estimated to exceed $250,000 such Grantor shall promptly notify the Collateral Agent thereof in a writing signed by such Grantor including a summary description of such claim and grant to the Collateral Agent for the benefit of the Secured Parties in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

SECTION 4.05.  Covenants Regarding Patent, Trademark and Copyright Collateral.  (a)  Each Grantor agrees that it will not do any act or omit do to any act (and will exercise commercially reasonable efforts to prevent its licensees from doing any act or omitting to do any act) whereby any Patent that is material to the conduct of such Grantor’s business may become invalidated or dedicated to the public, and agrees that it shall continue, consistent with its past practice, to mark any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its rights under applicable patent laws; provided that this provision shall cease to apply with respect to any Patent which, in the Grantor’s reasonable business judgment, is no longer material to the conduct of such Grantor’s business; provided further that, in such event, such Grantor shall promptly give written notice to the Collateral Agent identifying such Patent and indicating its fair market value.

(b)  Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of such Grantor’s business, (i) maintain such Trademark, consistent with its past practice, in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, consistent with its past practice, (iii) display such Trademark, consistent with its past practice, with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights; provided that this provision shall cease to apply with respect to any Trademark which, in such Grantor’s reasonable business judgment, is no longer material to the conduct of such Grantor’s business; provided further that, in such event, such Grantor shall promptly give written notice to the Collateral Agent identifying such Trademark and indicating its fair market value.

(c)  Each Grantor (either itself or through its licensees or sublicensees) will, consistent with its past practice, for each work covered by a material Copyright, continue to mark such work with appropriate copyright notice as necessary and sufficient to establish and preserve its rights under applicable copyright laws.

(d)  Each Grantor shall notify the Collateral Agent promptly if it knows or has reason to know that any Patent, Trademark or Copyright material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any materially adverse determination or material development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Grantor’s ownership of any Patent, Trademark or Copyright, its right to register the same, or its right to keep and maintain the same.

(e)  In the event that any Grantor, either itself or through any agent, employee, licensee or designee, files an application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, the United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, it shall inform the Collateral Agent, within 10 Business Days of such application and, upon request of the Collateral Agent, it shall execute and deliver any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interest hereunder in such Patent, Trademark or Copyright.

(f)  Each Grantor will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Grantor’s business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancelation proceedings against third parties.

(g)  In the event that any Grantor has reason to believe that any Article 9 Collateral consisting of a Patent, Trademark or Copyright material to the conduct of any Grantor’s business has been or is about to be infringed, misappropriated or diluted by a third party, such Grantor promptly shall notify the Collateral Agent and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Article 9 Collateral.

(h)  Upon and during the continuance of an Event of Default and upon notice from the Collateral Agent, each Grantor shall use its commercially reasonable best efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License to effect the assignment of all such Grantor’s right, title and interest thereunder to the Collateral Agent or its designee for the benefit of the Secured Parties.

ARTICLE V

Remedies

SECTION 5.01.  Remedies Upon Default.  Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times:  (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantors to the Collateral Agent (for the benefit of  the Secured Parties), or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law.  Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate.  The Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give the applicable Grantors 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral.  Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale.  At any such sale, the Collateral , or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine.  The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given.  The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent and the other Secured Parties shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice.  At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price (but in the case of such payment, such Secured Party will promptly notify the Collateral Agent of the amount of such credit), and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor.  For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full.  As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.  Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 5.02.  Proceeds to be Turned Over to Collateral Agent.  In addition to any rights of the Collateral Agent and the Lenders specified in this Agreement, if an Event of Default shall occur and be continuing, at the request of the Collateral Agent, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Grantor, in a deposit account, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required).  All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in an account maintained under its sole dominion and control either (i) with the Collateral Agent or an Affiliate or authorized agent thereof or (ii) in a deposit account with respect to which the depositary bank has agreed to comply with instructions from the Collateral Agent to such depositary bank directing the disposition of funds from time to time credited to such account, without further consent of such Grantor or any other Person, pursuant to an agreement satisfactory to the Collateral Agent.  All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the other Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 5.03.

SECTION 5.03.  Application of Proceeds.  The proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, shall be applied as follows:

FIRST, to the payment of all costs and expenses incurred by the Collateral Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Loan Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement.  Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 5.04.  Grant of License to Use Intellectual Property.  For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any of the Article 9 Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.  The use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

SECTION 5.05.  Securities Act.  In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder.  Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same.  Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect.  Each Grantor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale.  Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions.  In the event of any such sale, the Collateral Agent and the other Secured Parties shall incur no responsibility or liability for a sale of all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached.  The provisions of this Section 5.05 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

SECTION 5.06.  Registration.  Each Grantor agrees that, upon the occurrence and during the continuance of an Event of Default, if for any reason the Collateral Agent desires to sell any of the Pledged Collateral at a public sale, it will, at any time and from time to time, upon the written request of the Collateral Agent, use its best efforts to take or to cause the issuer of such Pledged Collateral to take such action, and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Collateral Agent to permit the public sale of such Pledged Collateral.  Each Grantor further agrees to indemnify, defend and hold harmless the Collateral Agent, each other Secured Party, any underwriter and their respective officers, directors, affiliates and controlling persons from and against all loss, liability, expenses, costs of counsel (including, without limitation, reasonable fees and expenses to the Collateral Agent of legal counsel), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to such Grantor or the issuer of such Pledged Collateral by the Collateral Agent or any other Secured Party expressly for use therein.  Each Grantor further agrees, upon such written request referred to above, to use its best efforts to qualify, file or register, or cause the issuer of such Pledged Collateral to qualify, file or register, any of the Pledged Collateral under the Blue Sky or other securities laws of such states as may be requested by the Collateral Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations.  Each Grantor will bear all costs and expenses of carrying out its obligations under this Section 5.06.  Each Grantor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 5.06 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 5.06 may be specifically enforced.

ARTICLE VI

Indemnity, Subrogation and Subordination

SECTION 6.01.  Indemnity and Subrogation.  In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 6.03), the Borrower agrees that (a) in the event a payment of an obligation shall be made by any Guarantor under this Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Grantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part an obligation owed to any Secured Party, the Borrower shall indemnify such Grantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 6.02.  Contribution and Subrogation.  Each Guarantor and Grantor (a “Contributing Party”) agrees (subject to Section 6.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Obligation or assets of any other Grantor shall be sold pursuant to any Security Document to satisfy any Obligation owed to any Secured Party and such other Guarantor or Grantor (the “Claiming Party”) shall not have been fully indemnified by the Borrower as provided in Section 6.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors and Grantors on the date hereof (or, in the case of any Guarantor or Grantor becoming a party hereto pursuant to Section 7.16, the date of the supplement hereto executed and delivered by such Guarantor or Grantor).  Any Contributing Party making any payment to a Claiming Party pursuant to this Section 6.02 shall be subrogated to the rights of such Claiming Party under Section 6.01 to the extent of such payment.

SECTION 6.03.  Subordination.  (a)  Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors and Grantors under Sections 6.01 and 6.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations.  No failure on the part of the Borrower or any Guarantor or Grantor to make the payments required by Sections 6.01 and 6.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor or Grantor with respect to its obligations hereunder, and each Guarantor and Grantor shall remain liable for the full amount of the obligations of such Guarantor or Grantor hereunder.

(b)  Each Guarantor and Grantor hereby agrees that all Indebtedness and other monetary obligations owed by it to any other Guarantor, Grantor or any other Subsidiary shall be fully subordinated to the indefeasible payment in full in cash of the Obligations.

ARTICLE VII

Miscellaneous

SECTION 7.01.  Notices.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement.  All communications and notices hereunder to any Subsidiary Party shall be given to it in care of the Borrower as provided in Section 9.01 of the Credit Agreement.

SECTION 7.02.  Waivers; Amendment.  (a)  No failure or delay by the Collateral Agent, the Issuing Banks or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Collateral Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Collateral Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.  No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b)  Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement.

SECTION 7.03.  Collateral Agent’s Fees and Expenses; Indemnification.  (a)  The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 9.03 of the Credit Agreement.

(b)  Without limitation of its indemnification obligations under the other Loan Documents, each Grantor and each Guarantor jointly and severally agrees to indemnify the Collateral Agent and the other Indemnitees (as defined in Section 9.03 of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating to any of the foregoing, or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee or any of its Related Parties.  To the extent permitted by applicable law, each Grantor and each Guarantor shall not assert, and hereby waives, any claims against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of proceeds thereof.

(c)  Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents.  The provisions of this Section 7.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party.  All amounts due under this Section 7.03 shall be payable on written demand therefor.

SECTION 7.04.  Successors and Assigns.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor, Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns and shall inure to the benefit of the other Secured Parties and their respective successors and assigns.

SECTION 7.05.  Survival of Agreement.  All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any Lender or on its behalf and notwithstanding that the Collateral Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.

SECTION 7.06.  Counterparts; Effectiveness; Several Agreement.  This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in this Section 7.06.  Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.  This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Loan Party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Party, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral without the prior written consent of the Lenders (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement.  This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

SECTION 7.07.  Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.08.  Right of Set-Off.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Subsidiary Party against any of and all the obligations of such Subsidiary Party now or hereafter existing under this agreement owed to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured.  The applicable Lender shall notify the Borrower and the Collateral Agent of such set-off or application; provided that any failure to give or delay in giving such notice shall not affect the validity of a set-off or application under this Section 7.08.  The rights of each Lender under this Section 7.08 are in addition to other rights and remedies (including other rights of set-off) which such Lender may have.

SECTION 7.09.  Governing Law; Jurisdiction; Consent to Service of Process.  (a)  This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)  Each of the Loan Parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that the Collateral Agent, the Issuing Banks or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Grantor or Guarantor, or its properties in the courts of any jurisdiction.

(c)  Each of the Loan Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 7.09.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 7.10.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.

SECTION 7.11.  Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this

Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 7.12.  Security Interest Absolute.  All rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Collateral and all obligations of each Grantor and Guarantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor or Guarantor in respect of the Obligations or this Agreement.

SECTION 7.13.  Termination or Release.  (a)  This Agreement, the Guarantees made herein, the Security Interest and all other security interests granted hereby shall terminate when all the Loan Document Obligations then due and owing have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the LC Exposure has been reduced to zero and the Issuing Banks have no further obligations to issue Letters of Credit under the Credit Agreement, provided that this Agreement shall not terminate with respect to any Obligations (other than contingent obligations that have not become due and owing) that remain outstanding after the indefeasible payment in full of the Loan Document Obligations and after giving effect to the termination of the security interests granted herein, unless such Obligations are secured substantially to the same extent as under this Agreement, as determined in the reasonable discretion of the Secured Parties owed such remaining Obligations.

(b)  A Subsidiary Party shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Subsidiary Party shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Subsidiary Party ceases to be a Subsidiary; provided that the Required Lenders shall have consented to such transaction (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise.

(c)  Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement to any Person that is not a Grantor, or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.02 of the Credit Agreement, the security interest in such Collateral shall be automatically released.

(d)  In connection with any termination or release pursuant to paragraph (a), (b) or (c), the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release.  Any execution and delivery of documents pursuant to this Section 7.13 shall be without recourse to or warranty by the Collateral Agent or any other Secured Party.

SECTION 7.14.  Additional Subsidiaries.  Pursuant to Section 5.12 of the Credit Agreement, each Subsidiary of a Loan Party that was not in existence or not a Subsidiary on the date of the Credit Agreement and is not a Foreign Subsidiary is required to enter in this Agreement as a Subsidiary Party upon becoming such a Subsidiary.  Upon execution and delivery by the Collateral Agent and a Subsidiary of an instrument in the form of Exhibit I hereto, such Subsidiary shall become a Subsidiary Party hereunder with the same force and effect as if originally named as a Subsidiary Party herein.  The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder.  The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

SECTION 7.15.  Collateral Agent Appointed Attorney-in-Fact.  Each Grantor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest.  Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby.  The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

INTERLINE BRANDS, INC.,
a Delaware corporation,

by	/s/ Thomas J. Tossavainen
Name: Thomas J. Tossavainen
Title: Chief Financial Officer

INTERLINE BRANDS, INC.,
a New Jersey corporation,

by	/s/ Thomas J. Tossavainen
Name: Thomas J. Tossavainen
Title: Chief Financial Officer

EACH OF THE SUBSIDIARIES LISTED ON SCHEDULE I HERETO

by	/s/ Thomas J. Tossavainen
Name: Thomas J. Tossavainen
Title: Chief Financial Officer

JPMORGAN CHASE BANK, N.A., as Collateral Agent,

by	/s/ Neil R. Boylan
Name: Neil R. Boylan
Title: Managing Director

Schedule I to

the Guarantee and

Collateral Agreement

SUBSIDIARY PARTIES

Wilmar Holdings, Inc.

Wilmar Financial, Inc.

Glenwood Acquisition LLC

1

Schedule II to

the Guarantee and

Collateral Agreement

EQUITY INTERESTS

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interest	Percentage of Equity Interests
Wilmar Financial, Inc.	1	Interline Brands, Inc.	Common	100%
Wilmar Holdings, Inc.	1	Interline Brands, Inc.	Common	100%
Sexauer Ltd.	Com-2 Reissued	Interline Brands, Inc.	Common	65%
Barnett of the Caribbean Inc.	2	Interline Brands, Inc.	Common	65%
Barnett of the Caribbean Inc.	3	Interline Brands, Inc.	Common	35%
Interline Brands, Inc., a New Jersey corporation	100	Interline Brands, Inc., a Delaware corporation	Common	100%
Interline Brands, Inc., a New Jersey corporation	100	Interline Brands, Inc., a Delaware corporation	Senior Preferred	100%

DEBT SECURITIES

None.

2

Schedule III to

the Guarantee and

Collateral Agreement

COPYRIGHTS OWNED BY INTERLINE BRANDS, INC. AND ITS SUBSIDIARIES

I.              Interline Brands, Inc., a New Jersey corporation

U.S. Copyright Registrations

Title	Reg. No.
Ace Maintenance Mart	TX-4-153-802
One Source Supply, Inc.	TX-2-761-878
One Source Supply, Inc.	TX-3-090-373
One Source Supply, Inc.	TX-3-265-612
One Source Supply, Inc.	TX-3-824-524
One Source Supply, Inc.	TX-4-075-516
The Supply Depot, Inc., catalog ‘95	TX-4-061-009
The Supply Depot, Inc.	TX-2-293-655
The Supply Depot, Inc., Catalog, volume 1	TX-5-136-514
The Supply Depot, Inc.	TX-2-744-527
The Supply Depot, Inc.	TX-3-563-041 TX-3-563-040
Wilmar quality maintenance products master catalog: vol. 7.	TX-3-734-942
Wilmar quality maintenance products: vol. 10P.	TX-4-777-852
Wilmar master catalog: vol. 12P.	TX-4-777-853
Wilmar master catalog: vol. 9P.	TX-4-777-854
Wilmar quality maintenance products: vol. 11P.	TX-4-777-855
Wilmar, the big book: vol. 13.	TX-4-777-856
Wilmar multi-housing & lodging catalog.	TX-4-777-881
Wilmar buying guide: vol. 6.	TX-4-777-882
Wilmar Catalog, vol. 14	TX-5-136-540
Trayco, Inc., tools, cleaners, compounds, and fasteners: catalog section E	TX-2-464-014
Residential faucet & valve repair parts: catalog section B	TX-2-464-713
Trayco, Inc., catalog section F.	TX-2-467-505
Trayco, Inc., commercial and institutional faucet & valve repair parts: OEM parts and quality Trayco replacements: catalog section C.	TX-2-469-423
Trayco, Inc.: flushometers and repair parts: catalog section G.	TX-2-478-400
Trayco, Inc., waste & supply products: catalog section D.	TX-2-596-036
Plumbing & heating specialties.	TX-2-664-040
Trayco, Inc., heating repair products catalog section K.	TX-2-779-067
Master Catalog	TX-3-524-155
The Sexauer system of standardized repair service. By Harold Frederick Springhorn.	RE-347-421
Catalog. By J.A. Sexauer Manufacturing Co., Inc.	RE-586-821
Stem catalogue. By J.A. Sexauer Manufacturing Co., Inc.	RE-652-972
K-70 price list. By J.A. Sexauer Manufacturing Co., Inc.	RE-782-951
Supplement to Sexauer catalog edition “K.” By J.A. Sexauer	RE-782-952

3

Title	Reg. No.
Manufacturing Co., Inc.
1971 price list—50th anniversary. By J.A. Sexauer Manufacturing Co., Inc.	RE-792-254
50th anniversary	RE-804-125
Sexauer master catalog, 1997.	PA-907-451
Plumbing & heating repair parts: catalog section 1: general maintenance.	TX-191-680
Tools, kits & chemicals: catalog section 2.	TX-192-815
Kitchen & utility sink repairs: catalog section 5.	TX-194-393
Toilet & tank repairs: catalog section 7.	TX-194-394
Lavatory repairs: catalog section 4.	TX-194-413
Commercial & institutional repairs: catalog section 3.	TX-194-580
Tub & shower repairs: catalog section 6.	TX-194-836
Take a look at what’s new from Sexauer]: Supplement to Master catalog/1st edition.	TX-348-827
Master catalog.	TX-589-452
Master catalog.	TX-792-694
Stem handbook: faucet stems, cartridges & bonnet assemblies	TX-1-206-527
Electrical maintenance products: catalog section 9.	TX-1-684-509
Stern handbook: faucet stems, cartridges & bonnet assemblies: catalog section 10.	TX-1-686-817
Electrical maintenance products: catalog section 9.	TX-2-398-521
Master catalog / J.A. Sexauer	TX-2-584-387
Master catalog / J.A. Sexauer	TX-3-021-301
Master catalog	TX-3-518-677
Heating and air conditioning repair and maintenance products: catalog section 11.	TX-3-581-973
Faucet stems, handles, and bibb seats: catalog section 10.	TX-3-606-319
Faucet stems, handles, and bibb seats: catalog section 10.	TX-4-178-061
Electrical maintenance products: catalog section 9, rev. July, 1995.	TX-4-242-472
Home products.	TX-4-250-716
Maintenance Choice	TX-4-422-964
Maintenance choice	TX-4-691-586
Maintenance choice.	TX-4-901-157
Sexauer	TX-1-206-528
Sexauer	TX-1-688-620
Sexauer	TX-4-115-636
Sexauer	TX-4-619-198
Stem handbook	TX-2-022-382
Stem handbook	TX-2-394-386
Value Plus	TX-2-385-475
Value Plus	TX-2-532-178 Prev. reg. 1988, TX-2-385-475

4

Title	Reg. No.
Electrical maintenance products	TX-3-049-488
Electrical maintenance products	TX-3-254-289
Electrical maintenance products	TX-3-709-457
Heating and air conditioning repair and maintenance products.	TX-3-051-570
Barnett Brass & Copper, net price catalog K-179J, 1979.	TX-306750
Barnett Brass & Copper, net price catalog K-479J, 1979.	TX-306749
Barnett Brass & Copper, net price catalog K-779J, 1979.	TX-306748
Barnett, the contractor’s choice: 1958-1998.	TX-4790268
Barnett, plumbing, electrical, hardware: Jan., Feb., Mar., 1995	TX-4064429
Catalog Section 11	TX-1684489
Catalog Section 9	TX-1855090
Heating & A/C Repair & Maintenance Products Catalog Section 11	TX-3266913
Heating & Air Conditioning Repair & Maintenance Products	TX-2037172
Master Catalog 1999	TX-5032652
Master Catalog Sixth Edition	TX-2084000
Stern Handbook	TX-1848095
The Supply Depot: Repair and Maintenance Products for Apartment Buildings — Vol. 1	TX-5136514
Trayco Inc. Catalog Section G	TX-2478400
Trayco Logo	TX-1954062
Value Plus Catalog Sec. 12	TX-3261768
k-70 price list	A250998
Supplement to Sexauer catalog edition “K”	A250999
Stem catalog	A311767
50th Anniversary	A437485, A437676
Catalog K	A687909
Sexauer Stem catalog for master plumbers and maintenance mechanics	A756033
Supplement to third edition catalog “P”	A875698
Sexauer plumbing products	R320523
Supplementary catalog of new products added to the famous quality Sexauer line	RE870259
Supplementary catalog price list	RE870258
Price list April 30, 1974	RE870260
Catalog	RE870261
Electrical maintenance products	TX2027996
Catalog Special Edition	A579-349
Industry, Intensity, Integrity & Intelligence (3rd Edition Catalog P)	A 894353
Mule-Kick	15713/R313192
Mule-Kick	40304/R226770
Plumbing and Heating Supplies	RE 2-879/AA160070
Price List April 30, 1974	A 579348
Price List Edition P	A 705092

5

Title	Reg. No.
Price List Edition P	A 875699
Quality Plumbing and Heating Specialties	RE 353-291/A402577
Sexauer Plumbing Products	15903/R320523
Sexauer Products Edition P (Catalog)	A 670029
Sexauer Stern Catalog for Master Plumbers and Maintenance Mechanics	A 756033
Sexauer System of Standardized Repair Service	A 279905
Supplement to Third Edition Catalog P	A 875698
Supplemental Catalog of New Product Added to Quality Sexauer Line	AA 519333
Supplementary Catalog Price List	AA 522439
Copperfield Chimney Supply, Inc.: wholesale catalog	TX-4-700-197
Copperfield Chimney Supply, Inc., 1999-2000 fall/winter catalog	TX-5-384-447
Copperfield Chimney Supply, Inc., 2000-2001 wholesale catalog	TX-5-384-448
Copperfield Chimney Supply, Inc., 2001-2002 wholesale catalog	TX-5-384-449
Copperfield Chimney Supply, Inc., 1998-1999 wholesale catalog	TX-5-384-450

II.            Wilmar Holdings, Inc.

None.

III.           Wilmar Financial, Inc.

None.

IV.           Glenwood Acquisition LLC

None.

6

V.            Interline Brands, Inc., a Delaware corporation

Title	Reg. No.
Sexauer 1999, main catalog	TX-5-121-967
Maintenance Choice	TX-5-129-965
Maintenance Choice	TX-5-389-157
Maintenance Choice	TX-5-287-086
Master Catalog 3rd Edition	CA 412-503
Master Catalog 1999	CA 478-853
Master Catalog	CA 389-032
Sexauer Products; price list	RE 880-192
Sexauer Product Edition P (Catalog)	RE 880-193

7

LICENSES

I.  Licenses/Sublicensees of Interline Brands, Inc. and its Subsidiaries as Licensor on Date Hereof

I.              Interline Brands, Inc.

None.

II.            Wilmar Holdings, Inc.

None.

III.           Wilmar Financial, Inc.

None.

IV.           Glenwood Acquisition LLC

None.

8

II.  Licensees/Sublicenses of Interline Brands, Inc. and its Subsidiaries as Licensee on Date Hereof

I.              Interline Brands, Inc.

A.  Copyrights

None.

B.  Patents

None.

C.  Trademarks

U.S. Trademarks

Licensee Name and Address	Date of License/ Sublicense	U.S. Mark	Reg. No.
Waxman Industries, Inc.	July 9, 2000	WAMI	1,972,824
Waxman Industries, Inc.	July 9, 2000	ELECTRACRAFT	955,608

D.  Others

None.

II.            Wilmar Holdings, Inc.

None.

III.           Wilmar Financial, Inc.

None.

IV.           Glenwood Acquisition LLC

None.

9

PATENTS OWNED BY INTERLINE BRANDS, INC. AND ITS SUBSIDIARIES

I.              Interline Brands, Inc., a New Jersey corporation

Patents

Description	US Patent No.	Issue Date
Chimney Cover	6,152,817	11/28/00
Spring Based Chimney Damper	5,125,869	6/30/92
Chimney Damper with Locking Mechanism	5,556,326	9/17/96
Chimney Damper with Hammer Device	5,127,874	7/7/1992
Chimney Damper	5,160,291	11/3/92
Top Sealing Chimney Cap	5,295,901	3/22/94
Top Sealing Chimney Cap	5,387,151	2/2/95
Top Sealing Chimney Cap	5,437,574	8/1/95
Liner Adaptor for Chimneys	6,852,023	2/8/05
Chimney Damper Device	5,080,006	1/14/92

Patent Applications

Title	App’n No.	App’n Date	Jurisdiction
Universal Chimney Cap	10/634,753	8/6/03	U.S.
Liner Adaptor for Chimneys	2455364	1/16/04	Canada
Liner Adaptor for Chimneys	11/050,798	2/7/05	U.S.
Knockdown Universal Chimney Cap	11/079,531	3/15/05	U.S.

II.            Wilmar Holdings, Inc.

None.

III.           Wilmar Financial, Inc.

None.

IV.           Glenwood Acquisition LLC

None.

V.            Interline Brands, Inc., a Delaware corporation

Description	U.S. Patent No.	Reg. Date
Light Switch Device	D457,145	5/14/02

10

TRADEMARK/TRADE NAMES OWNED BY INTERLINE BRANDS, INC. AND ITS SUBSIDIARIES

I.              Interline Brands, Inc., a New Jersey corporation

U.S. Trademark Registrations

Mark	Reg. Date	Reg. No.
WILMAR	06/24/97	2,072,965
BALA	01/18/00	2,308,782
THE STAIN ERASER	07/20/99	2,262,153
LIQUI-ZYME	07/06/99	2,258,587
SEXAUER and Design	11/03/98	2,200,953
SEXAUER	10/20/98	2,197,011
SEXAUER	11/04/69	880,136
SEXAUER	05/07/68	848,767
SEXAUER	12/03/68	861,261
SEXAUER	04/29/52	558,236
SEXAUER	11/21/50	533,533
SEXAUER	03/06/51	538,820
SEXAUER	01/06/51	536,341
SEXAUER (and design)	02/23/79	1,137,747
SEXAUER (and design)	02/23/79	1,134,409
SEXAUER (and design)	03/24/81	1,148,671
SEXAUER (and design)	12/09/80	1,142,351
SEXAUER (and design)	08/05/80	1,138,354
SEXAUER (and design)	05/20/80	1,135,402
SEXAUER (and design)	01/12/82	1,185,370
SEXAUER (and design)	05/20/80	1,135,759
SEXAUER	12/23/80	1,144,052
SEXAUER PRODUCTS and Design	10/03/78	1,103,387
SEXAUER PRODUCTS and Design	08/04/70	896,146
SEXAUER PRODUCTS and Design	06/30/70	893,738
SEXAUER PRODUCTS and Design	08/11/70	896,495
SEXAUER PRODUCTS and Design	07/28/70	891,995
SEXAUER PRODUCTS and Design	07/28/70	895,334
SEXAUER PRODUCTS and Design	06/09/70	892,316
SEXAUER PRODUCTS and Design	05/12/70	890,775
VISIBLE STOCK CONTROL	12/25/66	817,247
MAINTENANCE CHOICE	09/01/98	2,185,338
NATURE-GREEN	10/21/97	2,107,994
NEO-TITE	09/12/95	1,917,954
QUIK-PICK	03/05/96	1,961,071
LIME-TAMER	05/23/89	1,539,892
ULTRA-SEAL	04/11/89	1,533,798
EASY-WRAP	09/21/76	1,048,507

11

Mark	Reg. Date	Reg. No.
EASY-WRAP	02/08/72	928,898
EASY-TITE	05/12/69	891,583
EASY-TITE	03/01/27	224,528
SURE-GRIP	07/10/72	980,821
MULE-KICK	04/15/63	765,651
MULE-KICK	08/22/23	180,572
MULE-KICK	01/23/31	286,815
Design of Mule Kicking	04/25/63	765,652
Design of Flying Mule	01/25/00	2,310,302
BIG JERRY	07/10/72	765,650
Design only	03/26/35	322,999
Design only	04/02/35	323,153
Design only	05/13/52	558,587
Design only	07/27/99	2,264,220
Stylized letters of VALUE PLUS (stylized)	08/19/86	1,405,827
Stylized letters of VALUE PLUS (stylized)	03/24/87	1,433,579
Stylized letters of VALUE PLUS (stylized)	02/03/87	1,427,371
VALUE PLUS	02/24/87	1,429,867
VALUE PLUS	07/08/86	1,400,327
Stylized Letters Of CONQUEST (stylized)	02/16/82	1,189,902
BULL DOG	05/29/73	959,791
BULL DOG	02/05/52	554,450
BLUE SPOT	05/15/73	958,856
MAKE TIGHT STAY and Design	08/22/72	941,244
SEX-ITE	11/20/51	551,132
BLUE SPOT	06/22/48	439,361
HANDY ANDY	10/20/31	288,175
HANDY ANDY	12/15/37	289,929
BALLOON	08/31/26	217,334
VALUE PLUS	03/31/87	1,434,614
TRACO INC	03/21/89	1,530,474
TRACO INC	05/01/90	1,594,062
TRACO INC	05/22/90	1,597,320
TRACO INC	12/20/85	1,529,346
TRACO INC	03/28/89	1,531,559
TRAYCO	07/25/89	1,548,809
TRAYCO(1)	02/21/89	1,525,263
TRAYCO	07/31/01	2,473,132
SUPPLY DEPOT (stylized)	08/31/93	1,806,604

(1)	This mark was assigned to Trayco by Dysson-Kissner Moran Corporation, but the assignment was not properly recorded in the PTO.

12

Mark	Reg. Date	Reg. No.
PROPLUS (stylized letters)	10/15/96	2,007,761
BI LOGO (and design)	02/22/00	2,320,496
MAINTENANCE USA (and design)	03/14/00	2,327,939
HARDWAREEXPRESS (stylized letters)	01/25/00	2,310,694
LEGEND (stylized letters)	02/15/00	2,317,422
BARNETT (stylized)	10/19/99	2,287,527
PREMIER	01/05/99	2,215,678
BIG DUTY DEADBOLT	01/09/96	1,947,684
THE NATIONWIDE NETWORK OF SECURITY PROFESSIONALS	09/06/88	1,503,483
SECURITY BOW	04/28/87	1,437,712
U.S. LOCK and design	12/29/81	1,183,470
U.S. LOCK	08/04/81	1,163,405
GET IT RIGHT. GET IT NOW. GUARANTEED	05/22/01	2,453,169
BUYER’S NETWORK	12/18/01	2,521,417
SEXAUER	05/07/68	848,767
PROFESSIONAL SOLUTIONS	11/19/02	2,651,741
PIPE COOL	11/20/02	2,409,431
GREASE MONKEY	02/13/01	2,428,396
DESIGN ONLY [MONKEY]	02/13/01	2,428,395
DESIGN ONLY [MONKEY]	07/10/01	2,467,409
BLUE DISC DESIGN	09/04/28	0246286
BLUE DISC ON A WASHER DESIGNED	03/11/30	0268242
Miscellaneous Design of a Chimney	1/9/90	1,576,986
COPPERFIELD	2/13/90	1,583,068
GET IT ALL WITH ONE CALL	3/2/99	2,228,253
HOMESAVER	12/22/92	1,740,848
HOMESAVER	3/14/00	2,328,111
HOMESAVER & Design	7/28/92	1,702,822
HOMESAVER & Design	2/29/00	2,323,254
SAFE AT HOME PRODUCTS, INC.	12/30/03	2,801,155

13

Common Law Trademarks

MAXIM

POWERWORKS

DESIGNERS TOUCH

ANVIL MARK

LERAN

BARNETT OF THE CARIBBEAN

U.S. Trademark Applications

Mark	Filing Date	Application No.
INTERLINE	2/22/01	76/215,195
POCKET SHOP	9/8/00	76/124,709
LEGEND(1)	8/9/96	75/153,002
LUMINA (stylized)(2)	8/9/96 (suspended)	75/153,003
WOODFIELD	10/14/03	2,774,059
GELCO	6/21/04	76/599,220
LYEMANCE	6/21/04	76/598,449
LOCK-TOP	6/21/04	76/598,448
WHEN IT COMES TO KEEPING CRITTERS OUT OF CHIMNEYS, WE’RE ANIMALS!	8/26/03	76/540,309

Non-U.S. Trademark Registrations

Country	Mark	Reg. Date	Reg. No.
Canada	KICKER	05/05/95	442,640
Canada	MULE KICK	08/25/95	446,798
Canada	SUPER MULE DESIGN	10/18/96	464,231
Canada	MAINTENANCE CHOICE	10/08/99	517,696
Canada	SEXAUER	07/25/86	316,729
Canada	SEXAUER LOGO	01/02/87	322,379

(1)

This intent-to-use application is pending, but the time for further action by Barnett Inc. with respect to the prosecution of the application has been suspended by the Patent and Trademark Office pursuant to 37. C.F.R. § 2.67.

(2)	This intent-to-use application was published for opposition on June 2, 1998. An opposition was filed by NSI Enterprises, Inc. on December 22, 1999 and is still pending as Proceeding No. 116679.

14

Country	Mark	Reg. Date	Reg. No.
Canada	VALUE PLUS LOGO	09/04/87	331,694
Canada	VALUE PLUS	11/20/87	334,336
Canada	QUICK-PICK	03/26/97	473,783
Canada	LIQUI-ZYME	09/28/00	533,706
Puerto Rico	SEXAUER	12/06/72	17910
Puerto Rico	SEXAUER PRODUCTS	03/08/73	17985
Puerto Rico	SEXAUER	03/08/73	18017
Puerto Rico	SEXAUER	03/08/73	18018
Puerto Rico	SEXAUER	03/08/73	18023
Puerto Rico	SEXAUER PRODUCTS (logo)	04/10/73	18177
Puerto Rico	SEXAUER (toilet seats)	10/27/78	21726
Puerto Rico	SURE-GRIP	10/27/78	21727
Canada	GELCO	11/30/04	1,239,026
Canada	LYEMANCE	11/30/04	1,239,027
Canada	LOCK-TOP	11/30/04	1,239,028

Trade Names

Country(s) Where Used	Trade Names
U.S.	Aaron Distributing and Control Sales & Supply
U.S.	Ace Maintenance Mart USA
U.S.	American Maintenance Supply
U.S.	American Maintenance Supply of California and American Maintenance Supply of Nevada
U.S.	Apartment Cleaning Supply and Pool Supply
U.S.	Barnett Brass & Copper
U.S.	Barnett
U.S.	Hardware Express
U.S.	J.A. Sexauer
U.S.	Kurzon Supply Company
U.S.	LeRan
U.S.	LeRan Gas Products
U.S.	Lindley Supply
U.S.	Lumina
U.S.	Maintenance USA
U.S.	Management Supply Company
U.S.	The Mini Blind Company
U.S.	Mini-Blind
U.S.	One Source Supply
U.S.	Pier-Angeli Company
U.S.	Sexauer
U.S.	Sun Valley
U.S.	Maintenance Supply
U.S.	HMA Enterprises Inc. d/b/a Gulf Coast Supply and Supply Depot

15

Country(s) Where Used	Trade Names
U.S.	The RX Keyway
U.S.	Trayco of S.C.
U.S.	USL Holdings
U.S.	U.S. Lock Corporation
U.S.	US Lock Security Center
U.S.	Wilflo
U.S.	Wilmar Industries
U.S.	WM Acquisition
U.S.	Ace Maintenance Mart
U.S.	Barnett
U.S.	Hardware Express
U.S.	J.A. Sexauer
U.S.	Kurzon Supply Company
U.S.	LeRan Gas Products
U.S.	Maintenance USA
U.S.	Maintenance Mart
U.S.	SunStar Lighting
U.S.	The Miniblind Co.
U.S.	The Supply Depot
U.S.	Trayco
U.S.	Trayco of S.C.
U.S.	U.S. Lock
U.S.	Wilmar
U.S.	Wilmar Supply Company
U.S.	Wilmar Industries
U.S.	Copperfield
U.S.	Copperfield Chimney Supply
U.S.	Copperfield Supply
U.S.	Gelco Lymance Lock-Top
U.S.	Gelco Manufacturing, Inc.
U.S.	HomeSaver, Inc.
U.S.	Lymance Locktop, Inc.
U.S.	Safe at Home Products, Inc.

II.            Wilmar Holdings, Inc.

None.

III.           Wilmar Financial, Inc.

None.

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IV.           Glenwood Acquisition LLC

None.

V.            Interline Brands, Inc., a Delaware corporation

Mark	Reg. Number	Reg. Date
Interline	2,759,591	09/02/03
Legend	2,724,433	06/10/03
PI Preferred Industries & Design	2,247,574	05/25/99
Sunstar Lighting & Design	2,481,105	08/28/01

17

Schedule IV to
the Guarantee and
Collateral Agreement

INSURANCE REQUIREMENTS

(a)   Holdings, the Borrower and the Subsidiary Parties will maintain (or cause to be maintained on their behalf), with financially sound and reputable insurance companies:

(i)    fire, boiler and machinery, and extended coverage insurance, on a replacement cost basis, with respect to all personal property and improvements to real property (in each case constituting Collateral), in such amounts as are customarily maintained by companies in the same or similar business operating in the same or similar locations;

(ii)   commercial general liability insurance against claims for bodily injury, death or property damage occurring upon, about or in connection with the use of any properties owned, occupied or controlled by it, providing coverage on an occurrence basis with a combined single limit of not less than $1,000,000 and including the broad form commercial general liability endorsement;

(iii)  business interruption insurance, insuring against loss of gross earnings for a period of not less than 12 months arising from any risks or occurrences required to be covered by insurance pursuant to clause (i) above;

(iv)  an umbrella insurance policy in an amount satisfactory to the Collateral Agent that will immediately enter into effect in the event any type of insurance described in the previous paragraphs has reached its maximum limit; and

(v)   such other insurance as may be required by law.

Deductibles or self-insured retention shall not exceed $1,000,000 for fire, boiler and machinery and extended coverage policies, $1,000,000 for commercial general liability policies or 14 days for business interruption policies.

(b)   Fire, boiler and machinery and extended coverage policies maintained with respect to any Collateral shall be endorsed or otherwise amended to include (i) a lenders’ loss payable clause in favor of the Collateral Agent and providing for losses thereunder to be payable to the Collateral Agent or its designee, (ii) a provision to the effect that neither any Loan Party, the Collateral Agent nor any other party shall be a coinsurer and (iii) such other provisions as the Collateral Agent may reasonably require from time to time to protect the interests of the Secured Parties.  Commercial general liability policies shall be endorsed to name the Collateral Agent as an additional insured.  Business interruption policies shall name the Collateral Agent as loss payee.  Each such policy referred to in this paragraph also shall provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium except upon not less than 10 days’ prior written notice thereof by the insurer to Holdings or the Borrower, as applicable (giving such Loan Party the right to cure defaults in the payment of premiums), or (ii) for any other reason except upon not less than 30 days’ prior written notice thereof by the insurer to Holdings or the Borrower, as applicable.  Holdings or the Borrower, as applicable, shall deliver to the Collateral Agent, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Collateral Agent) together with evidence reasonably satisfactory to the Collateral Agent of payment of the premium therefor.

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Schedule V to
the Guarantee and
Collateral Agreement

TORT CLAIMS

None.

18

Exhibit I to the
Guarantee and
Collateral Agreement

SUPPLEMENT NO.      (this “Supplement”) dated as of                     , to the Guarantee and Collateral Agreement dated as of June 23, 2006 among INTERLINE BRANDS, INC., a New Jersey corporation (the “Borrower”), INTERLINE BRANDS, INC., a Delaware corporation (“Holdings”), each subsidiary of the Borrower listed on Schedule I thereto (each such subsidiary individually a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”; the Subsidiary Guarantors, Holdings and the Borrower are referred to collectively herein as the “Grantors”) and JPMORGAN CHASE BANK, N.A., a New York banking corporation (“JPMCB”), as Collateral Agent (in such capacity, the “Collateral Agent”).

A.  Reference is made to the Credit Agreement dated as of June 23, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the Borrower, the lenders from time to time party thereto, JPMCB, as Administrative Agent, Lehman Commercial Paper Inc., as Syndication Agent, and Credit Suisse, Bank of America, N.A., SunTrust Bank and Wachovia Bank, National Association, as Co-Documentation Agents.

B.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Collateral Agreement referred to therein.

C.  The Grantors have entered into the Collateral Agreement in order to induce the Lenders to make Loans and the Issuing Banks to issue Letters of Credit.  Section 7.14 of the Collateral Agreement provides that additional Subsidiaries may become Subsidiary Parties under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Party under the Collateral Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Collateral Agent and the New Subsidiary agree as follows:

SECTION 1.  In accordance with Section 7.14 of the Collateral Agreement, the New Subsidiary by its signature below becomes a Subsidiary Party (and accordingly, becomes a Guarantor and a Grantor), Grantor and Guarantor under the Collateral Agreement with the same force and effect as if originally named therein as a Subsidiary Party and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a Subsidiary Party, Grantor and Guarantor

thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor and Guarantor thereunder are true and correct on and as of the date hereof.  In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations, does hereby (a) create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral of the New Subsidiary and (b) guarantee the Obligations as set forth in Section 2 of the Collateral Agreement.  Each reference to a “Guarantor” or “Grantor” in the Collateral Agreement shall be deemed to include the New Subsidiary.  Schedule I to the Collateral Agreement is hereby amended to include the New Subsidiary.  The Collateral Agreement is hereby incorporated herein by reference.

SECTION 2.  The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3.  This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Collateral Agent has executed a counterpart hereof.  Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4.  The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Collateral of the New Subsidiary and (b) set forth under its signature hereto, is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office.

SECTION 5.  Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.

SECTION 6.  THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.  In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or

2

unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.  All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Collateral Agreement.

SECTION 9.  The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],

by

Name:
Title:

Legal Name:
Jurisdiction of Formation:
Location of Chief Executive Office:

JPMORGAN CHASE BANK, N.A., as Collateral Agent

by

Name:
Title:

Schedule I
to the Supplement No    to the
Guarantee and
Collateral Agreement

LOCATION OF COLLATERAL

Description	Location

EQUITY INTERESTS

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interests	Percentage of Equity Interests

DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

INTELLECTUAL PROPERTY

Exhibit II to the Guarantee and Collateral Agreement

[FORM OF]

PERFECTION CERTIFICATE

Reference is made to the Credit Agreement dated as of June 23, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Interline Brands, Inc., a Delaware corporation (“Holdings”), Interline Brands, Inc., a New Jersey corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”), Lehman Commercial Paper Inc., as Syndication Agent, and Bank of America, N.A., SunTrust Bank and Wachovia Bank, N.A., as Co-Documentation Agents.  Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement or the Guarantee and Collateral Agreement referred to therein, as applicable.

The undersigned, a Financial Officer, hereby certifies to the Administrative Agent and each other Secured Party as follows:

1.  Names.  (a)    The exact legal name of each Grantor, as such name appears in its respective certificate of formation, is as follows:

(b)  Set forth below is each other legal name each Grantor has had in the past five years, together with the date of the relevant change:

Grantor	Other Legal Names within the Past 5 Years	Date of Change

(c)  Except as set forth in Schedule 1 hereto, no Grantor has changed its identity or corporate structure in any way within the past five years.(1)

(d)  The following is a list of all other names (including trade names or similar appellations) used by each Grantor or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years:

(1) Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of organization.  If any such change has occurred, include in Schedule 1 the information required by Sections 1 and 2 of this certificate as to each acquiree or constituent party to a merger or consolidation.

(e)  Set forth below is the Organizational Identification Number, if any, issued by the jurisdiction of formation of each Grantor that is a registered organization:

Grantor	Organizational Identification Number

(f)  Set forth below is the Federal Taxpayer Identification Number of each Grantor:  [only necessary for filing in North Dakota and South Dakota.]

Grantor	Federal Taxpayer Identification Number

2.  Current Locations.  (a)  The chief executive office of each Grantor is located at the address set forth opposite its name below:

Grantor	Mailing Address	County	State

(b)  Set forth below opposite the name of each Grantor are all locations where such Grantor maintains any books or records relating to any Accounts Receivable (with each location at which chattel paper, if any, is kept being indicated by an “*”):

Grantor	Mailing Address	County	State

(c)  The jurisdiction of formation of each Grantor that is a registered organization is set forth opposite its name below:

Grantor:	Jurisdiction:

(d) Set forth below opposite the name of each Grantor are all the locations where such Grantor maintains any Equipment or other Collateral not identified above:

2

Grantor	Mailing Address	County	State

(e)  Set forth below opposite the name of each Grantor are all the places of business of such Grantor not identified in paragraph (a), (b), (c) or (d) above:

Grantor	Mailing Address	County	State

(f)  Attached hereto as Schedule 2(f) is a list of all real property held by each Grantor, whether owned or leased, the name of the Grantor that owns or leases said property and the fair market value apportioned to each site.

(g) Set forth below opposite the name of each Grantor are the names and addresses of all Persons other than such Grantor that have possession of any of the Collateral of such Grantor:

Grantor	Mailing Address	County	State

3.  Unusual Transactions.  All Accounts have been originated by the Grantors and all Inventory has been acquired by the Grantors in the ordinary course of business.

4.  File Search Reports.  File search reports have been obtained from each Uniform Commercial Code filing office identified with respect to such Grantor in Section 2 hereof, and such search reports reflect no liens against any of the Collateral other than those permitted under the Credit Agreement.

5.  UCC Filings.  Financing statements in substantially the form of Schedule 5 hereto have been prepared for filing in the proper Uniform Commercial Code filing office in the jurisdiction in which each Grantor is located and, to the extent any of the collateral is comprised of fixtures, timber to be cut or as extracted collateral from the wellhead or minehead, in the proper local jurisdiction, in each case as set forth with respect to such Grantor in Section 2 hereof.

6.  Schedule of Filings.  Attached hereto as Schedule 6 is a schedule setting forth, with respect to the filings described in Section 5 above, each filing and the filing office in which such filing is to be made.

3

7.  Stock Ownership and other Equity Interests.  Attached hereto as Schedule 7 is a true and correct list of all the issued and outstanding stock, partnership interests, limited liability company membership interests or other equity interests owned by the Borrower, Holdings and each Subsidiary and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests. Also set forth on Schedule 7 is each equity investment of Holdings, the Borrower or any Subsidiary that represents 50% or more of the equity of the entity in which such investment was made.

8.  Debt Instruments.  Attached hereto as Schedule 8 is a true and correct list of all promissory notes and other evidence of indebtedness held by Holdings, the Borrower and each Subsidiary that are required to be pledged under the Collateral Agreement, including all intercompany notes between Holdings and each Subsidiary of Holdings and each Subsidiary of Holdings and each other such Subsidiary.

9.  Advances.  Attached hereto as Schedule 9 is (a) a true and correct list of all advances made by the Borrower to any Subsidiary of the Borrower or made by any Subsidiary of the Borrower to the Borrower or to any other Subsidiary of the Borrower (other than those identified on Schedule 8), which advances will be on and after the date hereof evidenced by one or more intercompany notes pledged to the Administrative Agent under the Collateral Agreement and (b) a true and correct list of all unpaid intercompany transfers of goods sold and delivered by or to the Borrower or any Subsidiary of the Borrower.

10.  Mortgage Filings.  Attached hereto as Schedule 10 is a schedule setting forth, with respect to each Mortgaged Property, (a) the exact name of the Person that owns such property as such name appears in its certificate of incorporation or other organizational document, (b) if different from the name identified pursuant to clause (a), the exact name of the current record owner of such property reflected in the records of the filing office for such property identified pursuant to the following clause and (c) the filing office in which a Mortgage with respect to such property must be filed or recorded in order for the Administrative Agent to obtain a perfected security interest therein.

11.  Intellectual Property.  Attached hereto as Schedule 11(A) in proper form for filing with the United States Patent and Trademark Office is a schedule setting forth all of each Grantor’s Patents, Patent licenses and Patent applications, including the name of the registered owner, type, registration or application number and the expiration date (if already registered) of each Patent, Patent license and Patent application owned by any Grantor.

Attached hereto as Schedule 11(B) in proper form for filing with the United States Patent and Trademark Office is a schedule setting forth all of each Grantor’s Trademarks, Trademark licenses and Trademark applications, including the name of the registered owner, the registration or application number and the expiration date (if already registered) of each Trademark, Trademark license and Trademark application owned by any Grantor.

Attached hereto as Schedule 11(C) in proper form for filing with the United States Copyright Office is a schedule setting forth all of each Grantor’s Copyrights (including

4

the name of the registered owner, title and the registration number), Copyright licenses and Copyright applications (including the name of the registered owner and title) of each Copyright, Copyright license or Copyright application owned by any Grantor.

12.  Commercial Tort Claims.  Attached hereto as Schedule 12 is a true and correct list of commercial tort claims in excess of $250,000 held by any Grantor, including a brief description thereof.

13.  Deposit Accounts.  Attached hereto as Schedule 13 is a true and correct list of deposit accounts maintained by each Grantor, including the name and address of the depositary institution, the type of account and the account number.

14.  Securities Accounts.  Attached hereto as Schedule 14 is a true and correct list of securities accounts maintained by each Grantor, including the name and address of the intermediary institution, the type of account and the account number.

5

IN WITNESS WHEREOF, the undersigned have duly executed this certificate on this [   ] day of [   ], 20[   ].

[ ],

by

Name:
Title: [Financial Officer]

6